CSI Enters into Letter of intent with DISYS

East Hanover, New Jersey, January 27, 2012 — Conversion Services International, Inc. ("CSI"), E. Hanover, NJ, a provider of information management and business process optimization solutions, has entered into a letter of intent with Digital Intelligence Systems Corporation ("DISYS"), McLean, VA, for the acquisition of the assets of CSI by DISYS.  DISYS is an ISO 9001:2008 certified IT staffing and consulting company with core services in IT Staffing and Consulting, Finance and Professional Services, ERP Services, and Infrastructure Support Services.  In the transaction, DISYS will assume CSI's workforce and its client contracts.  The parties seek to achieve a seamless transition of the acquired assets and for CSI to obtain sufficient funds to satisfy its liabilities.  CSI has received notice of default from its senior lender indicating the lender's intent to assert its rights as a secured creditor under the company's loan agreement; the lender is working with CSI and DISYS to facilitate the contemplated sale.

About Conversion Services International, Inc.

Conversion Services International, Inc. (CSI, OTCBB: CVNS.PK) is a leading provider of professional services. Information about CSI can be found on the web at http://www.csiwhq.com or by calling its corporate headquarters at 973.560.9400.

Note on Forward-Looking Statements

Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements may include, without limitation, statements with respect to CSI’s plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans" or similar expressions. These statements are based upon the current beliefs and expectations of CSI’s management and are subject to significant risks and uncertainties, including the ability of CSI to be in compliance with all applicable American Stock Exchange continued listing requirements, the ability to maintain revenue growth, the ability to locate and acquire other businesses and to successfully integrate such acquisitions, the ability to decrease operating expenses, and those detailed in CSI’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond CSI’s control). CSI undertakes no obligation to update publicly any forward-looking statements.

Conversion Services International, Inc.

100 Eagle Rock Avenue

East Hanover, NJ 07936

P: 973.560.9400 • F: 973.560.9500